UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2003

H&R BLOCK, INC.
(Exact name of registrant as specified in charter; Issuer of the securities held pursuant to the H&R Block Retirement Savings Plan)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)
(816) 753-6900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

(b)	On July 10, 2003, at the direction of the H&R Block, Inc. Board of Directors, the H&R Block Retirement Savings Plan (the “Plan”) appointed and engaged KPMG LLP as its independent accountant for the fiscal year ended December 31, 2003. During the Plan’s two most recent fiscal years and the interim period through July 10, 2003, neither the Plan nor any one acting on its behalf consulted with KPMG LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements or (ii) any matter that was either the subject of a disagreement or reportable event, as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK RETIREMENT SAVINGS PLAN BY: /S/ James H. Ingraham —————————————— James H. Ingraham Senior Vice President and General Counsel H&R Block, Inc.

Date: July 14, 2003